                                                                     Exhibit 1.1


                                                                  EXECUTION COPY


                                 $95,000,000

            6.55% Home Loan Asset-Backed Certificates, Series 1997-1

                   Chevy Chase Home Loan Trust, Series 1997-1

                            CHEVY CHASE BANK, F.S.B.

                             as Seller and Servicer



                             UNDERWRITING AGREEMENT
                             ----------------------

                                              September 22, 1997

SMITH BARNEY INC., as
 Representative of the several
 underwriters listed on Schedule I
 hereto (the "Representative")
390 Greenwich Street
New York, New York  10013


Ladies and Gentlemen:

          1.   Introduction.  Chevy Chase Bank, F.S.B., a federally chartered
               ------------
stock savings bank ("Chevy Chase"), has authorized the issuance and sale of
                     -----------
$95,000,000 aggregate principal amount of 6.55% Home Loan Asset-Backed Certificates, Series 1997-1 (the "Certificates"), evidencing undivided ownership
                                  ------------
interests in Chevy Chase Home Loan Trust, Series 1997-1 (the "Trust").  The
                                                              -----
Trust consists of a pool of closed-end home equity loans (the "Closed-End
                                                               ----------
Loans"), closed-end debt consolidation loans (the "Debt Consolidation Loans")
                                                   ------------------------
and conventional home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts" and, collectively with the
                      --------------------------
Closed-End Loans and the Debt Consolidation Loans, the "Loans"), most of which
                                                        -----
are secured by second or third deeds of trust or mortgages on primarily one- to four-family residential properties, certain monies received thereunder on or after September 1, 1997 (the "Cut-off Date") and the other property and proceeds
                              ------------
thereof, as more fully described in the Pooling and Servicing Agreement (as defined below) (collectively, the "Trust Property"). The Trust Property will be
                                   --------------
conveyed to U.S. Bank National Association, a national banking association, doing business as First Bank National Association, as trustee (the "Trustee"),
                                                                    -------
on behalf of the certificateholders pursuant to the Pooling and Servicing Agreement to be dated as of September 1, 1997 (the "Pooling and Servicing
                                                    ---------------------
Agreement") between
---------

Chevy Chase, as seller (the "Seller") and as servicer (the "Servicer"), and the
                             ------                         --------
Trustee. The Trustee, on behalf of the holders of the Certificates, will have the benefit of an irrevocable financial guaranty insurance policy (the "Policy")
                                                                        ------
to be issued by Capital Markets Assurance Corporation, a New York domiciled monoline insurance company (the "Certificate Insurer") pursuant to an insurance
                                 -------------------
and indemnity agreement dated as of September 29, 1997 (the "Insurance
                                                             ---------
Agreement") among the Certificates Insurer, Chevy Chase, in its individual
---------
capacity and as Seller and Servicer, and the Trustee. In connection with the transactions contemplated hereby, Smith Barney Inc., Chevy Chase and the Certificate Insurer will enter into an Indemnification Agreement dated as of September 22, 1997 (the "Indemnification Agreement").
                         --------------- ---------
          The Certificates are more fully described in a Registration Statement which Chevy Chase has furnished to each of you (together, the "Underwriters" and
                                                               ------------
each of you, an "Underwriter").  Capitalized terms used but not defined herein
                 -----------
shall have the meanings given to them in the Pooling and Servicing Agreement.

          2.   Representations and Warranties of Chevy Chase. Chevy Chase
               ---------------------------------------------
represents and warrants to, and agrees with, the Underwriters that:

          (a) Chevy Chase has filed with the Securities and Exchange Commission (the "Commission") on February 27, 1996, a registration statement (No. 333-1682)
      ----------
on Form S-3, and on March 19, 1996, Amendment No. 1 thereto, including a prospectus, relating to the Certificates, which has become effective. Such registration statement, as amended as of the date of this Agreement, is hereinafter referred to as the "Registration Statement," and the prospectus
                                ----------------------
included in such Registration Statement, as supplemented by a prospectus supplement (the "Prospectus Supplement") to reflect the terms of the
                 ---------------------
Certificates as first filed with the Commission after the date of this Agreement pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the
                                                 -----------
Securities Act of 1933, as amended (the "Act"), including all material
                                         ---
incorporated by reference therein, is hereinafter referred to as the "Prospectus". A "preliminary prospectus" means any form of prospectus,
 ----------       ----------------------
including any prospectus supplement, relating to the Certificates used prior to the date of this Agreement that is subject to completion.

          (b) On the effective date of the Registration Statement such Registration Statement conformed in all respects to the requirements of the act and the rules and regulations of the Commission thereunder (the "Rules and
                                                                 ---------
Regulations") and did not include any untrue statement of a material fact or
-----------
omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement the Registration Statement and the preliminary prospectus conform, and at the time of the filing of the Prospectus in accordance with Rule 424(b), the Registration Statement and the Prospectus will conform in all respects to the requirements of the act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (and with respect to the Prospectus, in the light of the circumstances under which they were made) not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to Chevy Chase by any Underwriter through the Representative specifically for use therein (it being understood that the only such information is the Underwriter Information, as defined in Section 8(a)(i)).
           ----------------

          (c) Chevy Chase meets the requirements for use of Form S-3 under the Act.

          (d) The documents incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                      --------
Act"), and the rules and regulations of the Commission thereunder.
---

          (e) Since the respective dates as of which information is given in the Prospectus, or the Prospectus as amended and supplemented, there has not been any material adverse change in the general affairs, management or results of operations of Chevy Chase or of its subsidiaries otherwise than as set forth or contemplated in the Prospectus or the Prospectus as amended and supplemented, nor has there been any adverse change in the general affairs, management, or results of operations of any other affiliate of Chevy Chase which could have a material adverse effect on the general affairs, management or results of operations of Chevy Chase or its subsidiaries, otherwise than as set forth or contemplated in the Prospectus or the Prospectus as amended and supplemented.

          (f) Chevy Chase is a federally chartered stock savings bank duly organized and validly existing under the laws of the United States of America, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and the Indemnification Agreement, and to cause the Certificates to be issued. Chevy Chase has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and all regulations including, without limitation, all regulations, decisions, directives and orders of, as applicable, the Office of Thrift Supervision and the Federal Home Loan Bank of Atlanta.

          (g) Except as set forth in the Prospectus, or the Prospectus as amended and supplemented, (i) there are no legal, governmental or regulatory proceedings pending to which Chevy Chase is a party or of which any of its property is the subject, which, if determined adversely to Chevy Chase, would individually or in the aggregate have a material adverse effect on the performance by Chevy Chase of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement or the Indemnification Agreement or the consummation of the transactions contemplated hereunder or thereunder and (ii) to the best of its knowledge, no such proceedings are threatened or contemplated by governmental or regulatory authorities or threatened by others.

          (h) This Agreement has been duly authorized and validly executed and delivered by Chevy Chase and constitutes a valid and binding agreement of Chevy Chase, enforceable against Chevy Chase in accordance with its terms, except to the extent that (i) the enforceability hereof may be subject to insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws, regulations or procedures of general applicability now or hereafter in effect relating to or affecting creditors' or other obligees' rights generally or the rights of creditors or obligees of federally chartered stock savings banks, the deposits of which are insured by the Federal Deposit Insurance Corporation (the "FDIC"), (ii) the remedy of specific performance and injunctive and other forms
 ----
of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought and (iii) rights to indemnification and contribution under this Agreement may be limited by state or federal securities laws or the policies underlying such laws.

          (i) The Pooling and Servicing Agreement, the Insurance Agreement and the Indemnification Agreement have been duly authorized and, when executed and delivered by Chevy Chase and assuming the due authorization, execution and delivery of the Pooling and Servicing Agreement, the Insurance Agreement and the Indemnification Agreement by the other parties thereto, will constitute valid and binding obligations of Chevy Chase enforceable against Chevy Chase in accordance with their respective terms, except to the extent that (i) the enforceability thereof may be subject to insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws, regulations or procedures of general applicability now or hereafter in effect relating to or affecting creditors' or obligees' rights generally or the rights of creditors or obligees of federally chartered stock savings banks, the deposits of which are insured by the FDIC, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought and (iii) rights to indemnification and contribution under the Indemnification Agreement may be limited by state or federal securities laws or the policies underlying such laws.

          (j) The issuance and delivery of the Certificates, the consummation of any other of the transactions contemplated herein, in the Pooling and Servicing Agreement, in the Insurance Agreement or in the Indemnification Agreement, or the fulfillment of the terms of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement or the Indemnification Agreement, do not and will not conflict with or violate any term or provision of the charter or bylaws of Chevy Chase, any statute, order or regulation applicable to Chevy Chase of any court, regulatory body, administrative agency or governmental body having jurisdiction over Chevy Chase and do not and will not conflict with, result in a breach or violation or the acceleration of or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Chevy Chase pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Chevy Chase is a party or by which Chevy Chase may be bound or to which any of the property or assets of Chevy Chase may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to Chevy Chase or materially adverse to the transactions contemplated by this Agreement.

          (k) Arthur Andersen & Co. is an independent public accountant with respect to Chevy Chase as required by the Act and the Rules and Regulations.

          (l) The direction by Chevy Chase to the Trustee to actually authenticate, issue and deliver the Certificates has been duly authorized by Chevy Chase and, assuming the Trustee has been duly authorized to do so, when executed, authenticated, issued and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

          (m) No consent, approval, authorization, order, administration or qualification of or with any court or governmental agency or body of the United States is required for the issuance or sale of the Certificates, or the consummation by Chevy Chase of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement or the Indemnification Agreement, except the registration under the Act of the Certificates and such consents, approvals, authorizations, registrations or qualifications as may have been obtained or effected or as may be required under state securities or Blue Sky laws in connections with the purchase and distribution of the Certificates by you.

          (n) Chevy Chase possesses all material licenses, certificates, authorities and permits issued by the appropriate State, Federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus and Chevy Chase has not received notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations, financial condition or income.

          (o) At the time of execution and delivery of the Pooling and Servicing Agreement, Chevy Chase (i) will have good title to the Loans being transferred by it to the Trustee pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"), (ii) will not have assigned to any person any of its
                -----
right, title or interest in such Loans or in the Pooling and Servicing Agreement or the Certificates and (iii) will have the power and authority to sell the Loans to the Trustee and to sell the Certificates to you and upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired legal title and beneficial ownership of all of Chevy Chase's right, title and interest in and to the Loans and upon delivery to you of the Certificates you will have good title to the Certificates, in each case free of liens.

          (p) As of the Closing Date, each of the Loans meets the eligibility criteria described in the Prospectus and each Eligible Substitute Loan transferred to the Trust will meet the eligibility criteria described in the Prospectus.

          (q) The Trust is not, and immediately following the issuance and sale of the Certificates will not be, required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"),
                                                                    --------
as in effect on the date thereof.

          (r) Each of the Certificates, the Pooling and Servicing Agreement, the Insurance Agreement and the Policy conforms in all material respects to the descriptions thereof contained in the Prospectus.

          (s) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, the Indemnification Agreement and the Certificates that are required to be paid by Chevy Chase at or prior to the

Closing Date have been paid or will be paid at or prior to the Closing Date.

          (t) As of the Closing Date, the representations and warranties of Chevy Chase in the Pooling and Servicing Agreement and the Indemnification Agreement will be true and correct.

          Any certificate signed by an officer of Chevy Chase and delivered to you in connection with an offering of the Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to the person to whom the representations and warranties in this Section 2 are made.

     3.   Purchase, Sale and Delivery of the Certificates.  The  Underwriters'
          -----------------------------------------------
commitment to purchase the Certificates pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. Chevy Chase agrees to instruct the Trustee to issue and agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from Chevy Chase at the purchase price set forth on Schedule 1 hereto the principal amount of Certificates set forth opposite their respective names on Schedule 1 hereto.

          Payment of the purchase price for, and delivery of, any Certificates to be purchased by you shall be made at the office of Orrick, Herrington & Sutcliffe LLP, or at such other place as shall be agreed upon by you and Chevy Chase, at 10:00 a.m. New York City time on September 29, 1997 (the "Closing
                                                                    -------
Date"), or at such other time or date as shall be agreed upon in writing by you
----
and Chevy Chase. Payment shall be made to Chevy Chase by wire transfer of same day funds payable to the account of Chevy Chase. Delivery of the Certificates shall be made to you for your account against payment of the purchase price therefor. Such Certificates shall be in such denominations and registered in such names as you may request in writing at least one Business Day prior to the Closing Date. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of the Certificates. Such Certificates, which may be in temporary form, will be made available for examination and packaging by you no later than 3:00 p.m. on the Business Day prior to the Closing Date.

          4.  Offering.  It is understood that the Underwriters severally and
              --------
not jointly propose to offer the Certificates for sale to the public (which may include selected dealers) on the terms set forth in the Prospectus.

          5.   Covenants of Chevy Chase.  Chevy Chase covenants with each of the
               ------------------------
Underwriters as follows:

          (a) Chevy Chase shall file the Prospectus with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Underwriters, subparagraph (5)) of Rule 424(b) not later than the second Business Day following the execution and delivery of this Agreement. Chevy Chase will advise the Underwriters promptly of any such filing pursuant to Rule 424(b).

          (b) Chevy Chase shall advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, and will not effect such amendment or supplementation without the Underwriters' consent; and Chevy Chase will also advise the Underwriters promptly of the effectiveness of such amendment or supplementation (if its effective time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and Chevy Chase will make every reasonable effort to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If at any time when the Prospectus as amended or supplemented is required by the Act to be delivered in connection with sales of the Certificates by you, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for Chevy Chase, to further amend or supplement the Prospectus as then amended or supplemented in order that the Prospectus as amended or supplemented will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented in order to comply with the requirements of the Act or the Rules and Regulations, Chevy Chase will promptly prepare and, subject to the other provisions of this Section 5, file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements, and within two Business Days shall furnish to you as many copies of the Prospectus, as amended or supplemented, as you shall reasonably request.

          (d) Chevy Chase shall give you reasonable notice of its intention to file any amendment to the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, pursuant to the Act, will furnish you with copies of any such amendment or supplement proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement to which you shall object. Neither the consent of the Representative to, nor the delivery by the Representative of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.
                  ---------

          (e) Chevy Chase shall notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or the Prospectus as amended or supplemented, (iii) of the receipt and contents of any comments from the Commission with respect to the Registration Statement or the Prospectus or the Prospectus as amended or supplemented, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. Chevy Chase will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (f) Chevy Chase shall deliver to you as many signed and as many conformed copies of each Registration Statement (as originally filed) and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request.

          (g) Chevy Chase shall cause the Trust to make generally available to holders of the Certificates, as soon as practicable, but no later than sixteen months after the date hereof, an earnings statement of the Trust covering a period of at least twelve consecutive months beginning after the later of (i) the effective date of the registration statement relating to the Certificates and (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and, in each case, satisfying the provisions of Section 11(a) of the Act (including Rule 158 promulgated thereunder).

          (h) Chevy Chase shall endeavor, in cooperation with you, to qualify the Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and shall maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Certificates. Chevy Chase shall file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Certificates have been qualified as above provided.

          (i) Chevy Chase shall not, without your prior consent, publicly offer or sell or contract to sell any securities of which Chevy Chase is the issuer, representing interests in or secured by Closed-End Loans, Debt Consolidation Loans, Home Improvement Contracts or similar assets secured by interests in real property or improvements thereon for a period of 30 days following the commencement of the offering of the Certificates to the public; provided, however, that notwithstanding the foregoing, the
             --------  -------
     Underwriters hereby consent to an offering by Chevy Chase of certificates in a public transaction to be designated "Capitol Revolving Home Equity Loan Trust 1997-1."

          (j) So long as the Certificates are outstanding, Chevy Chase shall deliver to you the annual statement as to compliance delivered to the Trustee pursuant to Section 5.14 of the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 5.08 of the Pooling and Servicing Agreement as soon as such statements are furnished to the Trustee.

          (k) Chevy Chase shall apply the net proceeds from the sale of the Certificates in the manner set forth in the Prospectus.

          (l) If, between the date hereof or, if earlier, the dates as of which information is given in the Prospectus and the Closing Date, to the knowledge of Chevy Chase there is any material change, or any development involving a prospective material change in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of Chevy Chase, Chevy Chase shall give you prompt written notice thereof.

          (m) Chevy Chase, during the period when the Prospectus is required to be delivered under the Act, shall file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act, including, without limitation, a Form 8-K containing this Agreement, the Pooling and Servicing Agreement and the Policy.

          6.   Conditions of the Obligations of the Underwriters.  The
               -------------------------------------------------
obligations of the several Underwriters to purchase the Certificates pursuant to this Agreement are subject to the accuracy on and as of the Closing Date of the representations and warranties on the part of Chevy Chase herein contained, to the accuracy of the statements of officers of Chevy Chase made pursuant hereto, to the performance by Chevy Chase of all of its obligations hereunder and to the following conditions at the Closing Date:

               (a) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop
                                                   ------------
     order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission.

               (b) You shall have received the favorable opinion, dated the Closing Date, of Shaw, Pittman, Potts & Trowbridge, counsel to Chevy Chase (with respect to items (i) through (vii) and (xii)), and Orrick, Herrington & Sutcliffe LLP, special counsel to Chevy Chase reasonably satisfactory to you (with respect to items (viii) through (xii)), addressed to you and in form and scope satisfactory to you to the effect that:

                    (i) Chevy Chase has been duly chartered and is validly
               existing as a federally chartered stock savings bank under the laws of the United States of America, and has full corporate power, authority and legal right to (a) own its properties and conduct its business as described in the Prospectus, (b) execute, deliver and perform its obligations under this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and the Indemnification Agreement, (c) cause the Certificates to be issued and (d) consummate the other transactions contemplated under this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and the Indemnification Agreement.

                    (ii) Chevy Chase has duly authorized, executed and delivered the written order to the Trustee to execute and deliver the Certificates. When the Certificates have been duly executed, delivered and authenticated in accordance with the Pooling and Servicing Agreement and delivered and paid for pursuant to this Agreement, the Certificates will be validly issued, outstanding and entitled to the benefits of the Pooling and Servicing Agreement, subject as to enforceability to the effects of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors' or other obligees' rights generally or the rights of creditors or other obligees of institutions the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC") and subject
                                                              ----
               to general principles of equity (whether applied in a proceeding at law or in equity).

                    (iii) Chevy Chase has duly authorized, executed and delivered this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and the Indemnification Agreement, and each of this Agreement the Pooling and Servicing Agreement, the Insurance Agreement and the Indemnification Agreement is the legal, valid and binding obligation of Chevy Chase, enforceable against Chevy Chase in accordance with its terms, subject as to enforceability (a) to the effects of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors' or other obligees' rights generally or the rights of creditors or other obligees of institutions the deposits of which are insured by the FDIC and subject to general principles of equity (whether applied in a proceeding at law or in equity) and (B) to limitations on the rights to indemnification and contribution, with respect to this Agreement and the Indemnification Agreement, under state and federal securities laws and the policies underlying such laws.

                    (iv) The execution and delivery by Chevy Chase of this
               Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and the Indemnification Agreement, the transfer of the Trust Property by Chevy Chase to the Trust, the issuance and sale of the Certificates and the consummation by Chevy Chase of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and the Indemnification Agreement (A) do not and will not conflict with or result in a violation of (1) any statute or regulation of the United States of America or the State of Maryland, (2) the charter or bylaws of Chevy Chase or (3) any order, writ, judgment or decree known to us to which Chevy Chase is a party or is subject, or (B) to our knowledge, except as contemplated in the Agreements, do not and will not result in any lien, charge or encumbrance upon any of the properties or assets of Chevy Chase. Such counsel may state that they render no opinion pursuant to clause (A) of this paragraph
               (iv) with respect to any statute or regulation under which rights to indemnity and contribution for violation of federal or state securities laws may be limited or prohibited.

                    (v) To such counsel's knowledge, there are no actions,
               proceedings or investigations pending against Chevy Chase or threatened against Chevy Chase before any court, administrative agency or other tribunal (A) asserting the invalidity of the Certificates, the Trust, this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement or the Indemnification Agreement, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement or the Indemnification Agreement, (C) that could adversely affect the validity or enforceability of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement, the Indemnification Agreement or the Certificates against Chevy Chase or the ability of Chevy Chase to perform its obligations thereunder or (D) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Prospectus and the Prospectus Supplement under the heading "Federal Income Tax Considerations."

                    (vi) No consent, license, approval, authorization or order of, or filing with, any court or governmental agency or body is required of Chevy Chase for the consummation by Chevy Chase of the transactions contemplated in this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement or the Indemnification Agreement, except such consents, licenses, approvals, authorizations or orders as have been obtained or such filings as have been made or as may be required under state securities or Blue Sky laws and except where the failure to obtain the same would not have a material adverse effect upon the rights of the Certificateholders.

                    (vii) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against Chevy Chase that are required to be disclosed in the Registration Statement and the Prospectus, other than those disclosed therein.

                    (viii) The Pooling and Servicing Agreement need not be qualified under the Trust Indenture Act and the Trust is not required to register under the 1940 Act.

                    (ix) To such counsel's knowledge no stop order suspending
               the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose are pending or threatened by the Commission.

                    (x) Such counsel shall state that they have participated in the preparation of the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement and no facts have come to their attention that cause them to believe that the Prospectus as supplemented by each of the Preliminary Prospectus Supplement and the Prospectus Supplement as of its respective date or the Closing Date, contains any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need
                                               --------
               not express any view with respect to (A) the information under the heading "The Certificate Insurer", (B) the information under the heading "The Seller", and (C) the financial or statistical material included in the Registration Statement or the Prospectus.

                    (xi) If the FDIC is appointed as a conservator or receiver of Chevy Chase pursuant to Section 11(c)(3)(A) of the Federal Deposit Insurance Act, as amended (the "FDIA") or pursuant to
                                                       ----
               Section 11(c)(4) of the FDIA, the valid perfected security interest of the Trustee in the Loans would be enforceable against Chevy Chase. For purposes of this paragraph (xii), such counsel may assume that from the time of its execution the Pooling and Servicing Agreement has been and will be an official record (as such term is used in Sections 11(n)(4)(I)(iv) and 13(e)(4) of the
               FDIA) of Chevy Chase, and may make such other assumptions as are customary in opinions of this type.

                    (xii) To such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which Chevy Chase is a party that are required to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

               (c) You shall have received the favorable opinion of Shaw, Pittman, Potts & Trowbridge with respect to those state tax matters relating to the State of Maryland if such an opinion is requested by the Certificate Insurer.

               (d) You shall have received the favorable opinion of counsel to the Trustee, dated the Closing Date, addressed to you and in form and scope satisfactory to you, to the effect that:


                    (i) The Trustee has duly authorized, executed and delivered the Pooling and Servicing Agreement.

                    (ii) The Trustee has full power and authority to execute and deliver the Pooling and Servicing Agreement and to perform its obligations thereunder and such Agreement constitutes the valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.

                    (iii) The Certificates have been duly executed and
               authenticated by the Trustee.

                    (iv) The execution and delivery by the Trustee of the
               Pooling and Servicing Agreement and the performance by the Trustee of its duties thereunder do not conflict with or result in a violation of (A) any law or regulation of the United States of America or the State of New York, (B) the charter or bylaws of the Trustee or (C) any order, writ, judgment or decree.

                    (v) No consent, approval or authorization of, or
               registration, declaration or filing with, any court or governmental agency or body of the United States of America or any state thereof is required for the execution, delivery or performance by the Trustee of the Pooling and Servicing Agreement.

               (e) You shall have received the favorable opinion, dated the Closing Date, of counsel for the Certificate Insurer, in form and scope satisfactory to you, to the effect that:

                    (i) The Certificate Insurer is a corporation validly
               existing, in good standing and licensed to transact the business of surety and financial guaranty insurance under the laws of the State of New York.

                    (ii) The Certificate Insurer has the corporate power to
               execute and deliver, and to perform its obligations under, the Policy, the Insurance Agreement and the Indemnification Agreement.

                    (iii) Each of the Policy, the Insurance Agreement and the
               Indemnification Agreement has been duly authorized, executed and delivered on behalf of the Certificate Insurer.

                    (iv) Except as have already been obtained, no authorization, consent, approval, license, formal exemption or declaration from, nor any notice to or filing with, any court or governmental agency or body of the United States of America or the State of New York which if not obtained would affect or impair the validity or enforceability of the Policy, the Insurance Agreement or the Indemnification Agreement against the Certificate Insurer is required in connection with the execution and delivery by the Certificate Insurer of the Policy, the Insurance Agreement, the Indemnification Agreement or in connection with the Certificate Insurer's performance of its obligations thereunder; such counsel may note that (S)6905 of Article 69 of the New York State Insurance Law, as amended, requires that policy forms and any amendments thereto shall be filed with the Superintendent of the New York State Insurance Department within thirty days of their use by the insurer if not previously so filed.

                    (v) Each of the Policy and, assuming due authorization,
               execution and delivery of the Insurance Agreement and the Indemnification Agreement by the parties thereto (other than the Certificate Insurer), the Insurance Agreement and the Indemnification Agreement is the legal, valid and binding obligation of the Certificate Insurer, enforceable against the Certificate Insurer in accordance with its terms subject, as to enforcement, to (a) bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferential transfers and equitable subordination, presently or from time to time in effect and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), as such laws may be applied in any such proceeding with respect to the Certificate Insurer, and (b) the qualification that the remedy of specific performance may be subject to equitable defenses and to the discretion of the court before which any proceedings with respect thereto may be brought and (c) the enforceability of rights to indemnification under the Indemnification Agreement may be subject to limitations of public policy under applicable securities laws.

                    (vi) The Policy is not required to be registered under the
               Securities Act of 1933, as amended, in connection with the offer and sale of the Certificates in the manner contemplated by the Prospectus Supplement.

               (f) You shall have received the favorable opinion, dated the Closing Date, of Orrick, Herrington & Sutcliffe LLP, counsel to Chevy Chase, addressed to you and in form and scope satisfactory to you, relating to the creation, attachment and perfection of a first priority security interest in the Loans in favor of the Trustee on behalf of the Certificateholders. Such opinion may contain assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than specified federal laws of the United States of America, the laws of the State of New York (with respect to the creation and attachment of a security interest in the Loans) and the laws of the State of Minnesota (with respect to the perfection and priority of the security interest in the Loans).

               (g) You shall have received the favorable opinion, dated the Closing Date, of Orrick, Herrington & Sutcliffe LLP, special counsel to the Underwriters, addressed to you and in form and scope satisfactory to you to the effect that:

                    (i) The statements in the Prospectus and the Prospectus
               Supplement under the headings "Summary of Terms -- Federal Income Tax Considerations" and "Federal Income Tax Considerations," to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and accurately describe the material consequences to holders of the Certificates under the Code.

                    (ii) The Trust should be treated as a grantor trust for
               federal income tax purposes but, failing that, it will be characterized as a partnership and not as an association taxable as a corporation (or publicly traded partnership treated as an association).

                    (iii) Such other matters as the Underwriters shall
               reasonably require and the Seller shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

               (h) Chevy Chase shall have furnished to you a certificate signed on behalf of Chevy Chase by the principal accounting or principal financial officer thereof, dated the Closing Date, as to (i) the accuracy of the representations and warranties of Chevy Chase herein at and as of the Closing Date, (ii) the performance by Chevy Chase of all of its obligations hereunder to be performed at or prior to the Closing Date and (iii) such other matters as you may reasonably request.

               (i) The Trustee shall have furnished to you a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due acceptance of the Pooling and Servicing Agreement by the Trustee and the due execution and delivery of the Certificates by the Trustee thereunder and such other matters as you shall reasonably request.

               (j) The Certificate Insurer shall have furnished to you and Chevy Chase a certificate of the Certificate Insurer, signed by one or more duly authorized officers of the Certificate Insurer, dated the Closing Date, to the effect that:

                    (i) Each such officer has reviewed the information with
               respect to the Certificate Insurer in the section of the Prospectus Supplement captioned "The Certificate Insurer" and that although such information does not purport to provide the scope of disclosure required to be included by the Act with respect to a registrant in connection with the offer and sale of securities of such registrant, such officer has no reason to believe that such section of the Prospectus Supplement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and

                    (ii) There has been no changes in the financial condition of the Certificate Insurer since December 31, 1996 which would have a material adverse effect on the Certificate Insurer's ability to meet its obligations under the Policy.

               (k) The Policy shall have been issued by the Certificate Insurer pursuant to the Insurance Agreement.

               (l) The Certificates shall have been rated "AAA" by Standard and Poor's Ratings Group and "Aaa" by Moody's Investors Service, Inc., and such ratings shall not have been rescinded.

               (m) You shall have received from Arthur Andersen & Co., or other independent certified public accountants acceptable to you, letters, on or prior to the date of this Agreement delivered at such times in form satisfactory to you, confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations and stating in effect that (i) they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Chevy Chase) set forth in the Registration Statement and the Prospectus (and any supplements thereto), agrees with the accounting records of Chevy Chase, excluding any questions of legal interpretation, and (ii) they have performed certain specified procedures with respect to the accounts.

               (n) Prior to the Closing Date, you shall have been furnished with such documents and opinions as you may reasonably require in order to evidence the accuracy and completeness of any of the representations and warranties or the fulfillment of any of the conditions, herein contained; and all proceedings taken by Chevy Chase in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to you.

               (o) Since the respective dates of which information is given in the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of Chevy Chase otherwise than as set forth in the Prospectus, the effect of which is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Certificates on the terms and in the manner contemplated in the Prospectus.

               (p) The Representative shall have received copies of each opinion of counsel and certificate delivered to either Rating Agency or the Certificate Insurer, together with a letter addressed to the Representative, dated the Closing Date, to the effect that each Underwriter may rely on each such opinion and certificate to the same extent as though such opinion was addressed to each as of its date.

               (q) Prior to the Closing Date, Chevy Chase shall have furnished to you such further information, certificates and documents as you may reasonably request.

          If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to Chevy Chase at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7.
                      ---------

          7.   Payment of Expenses.  Chevy Chase agrees to pay all expenses
               -------------------
incident to the performance of its obligations under this Agreement, including without limitation those related to (i) the filing of the Registration Statement and all amendments thereto, (ii) the duplication and delivery to you, in such quantities as you may reasonably request, of copies of this Agreement, (iii) the preparation, issuance and delivery of the Certificates, (iv) 50% of the fees and disbursements of Orrick, Herrington & Sutcliffe LLP, special counsel to Chevy Chase, the remaining 50% to be paid by the Underwriters, and the fees and disbursements of Arthur Andersen & Co., accountants of Chevy Chase, and (v) 50% of the fees relating to the qualification of the Certificates under securities and Blue Sky laws and the determination of the eligibility of the Certificates for investment in accordance with the provisions of Section 5(h), including
                                                    ------------
filing fees and all fees and disbursements of Orrick, Herrington & Sutcliffe LLP in connection therewith and in connection with the preparation of any Blue Sky Survey, (vi) the printing and delivery to you, in such quantities as you may reasonably request, hereinabove stated, of copies of the Registration Statement and Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey, (vii) the duplication and delivery to you, in such quantities as you may reasonably request, of copies of the Pooling and Servicing Agreement, the Insurance Agreement and the Indemnification Agreement, (viii) the fees charged by nationally recognized statistical rating agencies for rating the Certificates, (ix) the fees and expenses of the Trustee and its counsel and (x) the fees and expenses of the Certificate Insurer and its counsel. The Underwriters agree to pay (i) 50% of the fees and disbursements of Orrick, Herrington & Sutcliffe LLP, including 50% of the fees relating to the qualification of the Certificates under securities and Blue Sky laws and the determination of the eligibility of the Certificates for investment in accordance with the provisions of Section 5(h), including filing fees and all
                                     ------------
fees and disbursements of Orrick, Herrington & Sutcliffe LLP in connection therewith and in connection with the preparation of any Blue Sky Survey and (ii) other expenses of Chevy Chase relating to the transactions contemplated hereby in an amount equal to $27,793.00

          If this Agreement is terminated by you in accordance with the provisions of Section 6 or Section 11(i), Chevy Chase shall reimburse you for
              ---------    -------------
all reasonable out-of-pocket expenses including without limitation all fees and disbursements of Orrick, Herrington & Sutcliffe LLP.

          8.   Indemnification.  (a)  Chevy Chase agrees to indemnify and hold
               ---------------
harmless you and each person, if any, who controls you within the meaning of the Act or the Exchange Act, as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made); provided, however,
                                                            --------  -------
          that Chevy Chase will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to Chevy Chase by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriters consists of the following information (collectively, the "Underwriter Information"):

                         (w) the sixth paragraph on the cover of the Prospectus
                    (discussing the offering of the Certificates);

                         (x) the second paragraph on the cover of the Prospectus
                    (discussing the risk of a lack of secondary trading);

                         (y) the fourth paragraph on the inside cover of the
                    Prospectus (discussing over-allotments and stabilization);
                    and

                         (z) the information contained under the caption
                    "Underwriting" in the Prospectus;

                    (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of Chevy Chase; and

                    (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you, subject to
               Section 8(c)) as reasonably incurred in investigating, preparing
               ------------
               or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided such indemnity with respect to the Prospectus or any preliminary
--------
prospectus shall not inure to the benefit of the Underwriter (or person controlling such Underwriter) from whom the person suffering any such loss, claim, damage or liability purchased the Certificates which are the subject thereof if such person did not receive a copy of the Prospectus at or prior to the confirmation of the sale of such Certificates to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in any preliminary prospectus was corrected in the Prospectus and the Prospectus was delivered to such Underwriter in a timely manner in accordance with Section 5(c). This indemnity agreement will be in
                          ------------
addition to any liability which Chevy Chase may otherwise have.

          (b) Each of you agrees, severally and jointly, to indemnify and hold harmless Chevy Chase, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls Chevy Chase within the meaning of the Act or the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a), but
                                                           ------------
only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, the Prospectus, or any amendment or supplement thereto or any related preliminary prospectus or preliminary prospectus supplement in reliance upon and in conformity with written information furnished to Chevy Chase by any Underwriter through the Representative expressly for use therein it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information. This indemnity agreement will be in addition to any liability which you may otherwise have.

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this indemnity agreement other than to the extent that such indemnifying party is materially prejudiced by the indemnified party's failure to provide such notification. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless (i) if the defendants in any such action include one or more of the indemnified parties and the indemnifying party, one or more of the indemnified parties shall have employed separate counsel after having reasonably concluded that there may be legal defenses available to it or them that are different from or additional to those available to the indemnifying party or to one or more of the other indemnified parties or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability from any claims that are the subject matter of such action.

          9.   Contribution.  In order to provide for just and equitable
               ------------
contribution in circumstances in which the indemnity agreement provided for in
Section 8 is for any reason held to be unenforceable by the indemnified parties
---------
although applicable in accordance with its terms, Chevy Chase on the one hand, and each of you, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by Chevy Chase and you (i) in such proportion as is appropriate to reflect the relative benefits received by Chevy Chase on the one hand and each of you on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Chevy Chase on the one hand and each of you on the other in connection with the statements or omissions which resulted in the losses, liabilities, claims, damages and expenses. The relative benefits received by Chevy Chase on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Chevy Chase bear to the total underwriting discounts and commissions received by the Underwriters; provided, however, that no person
                                          --------  -------
guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Relative fault shall be determined by references to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Chevy Chase or by you and the relative intent of the parties, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discounts and commissions received by such Underwriter. For purposes of this Section 9, each person, if any, who controls you within the meaning of the Act or the Exchange Act shall have the same rights to contribution as each of you and each director of Chevy Chase, each officer of Chevy Chase who signed the Registration Statement, and each person, if any, who controls Chevy Chase within the meaning of the Act or the Exchange Act shall have the same rights to contribution as Chevy Chase.

          10.  Representations, Warranties and Agreements to Survive Delivery.
               --------------------------------------------------------------
All representatives, warranties and agreements contained in this Agreement or contained in certificates of officers of Chevy Chase submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of you or any controlling person of you, or by or on behalf of Chevy Chase and shall survive delivery of any Certificates to you.

          11.  Termination of Agreement.  You may terminate this Agreement,
               ------------------------
immediately upon notice to Chevy Chase, at any time at or prior to the Closing Date (i) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial market of the United States of America is such as to make it, in your judgment, impracticable to market the Certificates or enforce contracts for the sale of the Certificates or (ii) if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of such exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York State authorities. In the event of any such termination, the covenant set forth in Section 5(d), the provisions of Section 7, the
                          ------------                    ---------
indemnity agreement set forth in Section 8, the contribution provisions set
                                 ---------
forth in Section 9 and the provisions of Section 10 and Section 13 shall remain
         ---------                       ----------     ----------
in effect.

          12.  Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Smith Barney Inc. shall be directed to the address set forth on the first page hereof, or sent by facsimile machine which produces an electronic confirmation of receipt to (212) 723-8855,
Attention: Asset Finance Group. Notices to Credit Suisse First Boston Corporation shall be directed to Credit Suisse First Boston Corporation, 11 Madison Avenue, 6th Floor, New York, New York 10010, or sent by facsimile machine which produces an electronic confirmation of receipt to (212) 325-8259
Attention: Randall White. Notices to Chevy Chase shall be directed to Chevy Chase Bank, F.S.B., 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, or sent by facsimile machine which produces an electronic confirmation of receipt to 301/986-7401, Attention: Stephen R. Halpin, Jr.

          13.  Parties.  This Agreement shall inure to the benefit of and be
               -------
binding upon you and Chevy Chase, and their respective successors. Nothing expressed or mentioned in this Agreement is intended nor shall it be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Section 8 and
                             ---------

Section 9 and their heirs and legal representatives, any legal or equitable
---------
right, remedy or claim under or with respect to this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein and therein) and except as provided above for the benefit of no other person, firm or corporation. No purchaser of Certificates from you shall be deemed to be a successor by reason merely of such purchase.

          14.  Representation of Underwriters.  Smith Barney Inc. will act for
               ------------------------------
the several Underwriters in connection with this Offering of Certificates, and any action taken by the Underwriters under this Agreement will be binding upon all the Underwriters.

          15.  Governing Law and Time.  This Agreement shall be governed by the
               ----------------------
laws of the State of New York and shall be construed in accordance with such laws without regard to principles of conflicts of laws. Specified times of day refer to New York City time.

          16.  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed to be an original, but together they shall constitute but one instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and Chevy Chase in accordance with its terms.

                                     Very truly yours,


                                     CHEVY CHASE BANK, F.S.B.



                                     By:
                                        --------------------------------
                                           Name:
                                           Title:


CONFIRMED AND ACCEPTED, as of the
date first above written:



By:  SMITH BARNEY INC.,
     as Representative of the
     several Underwriters listed
     on Schedule I hereto



By:
   -------------------------------
      Name:
      Title:

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and Chevy Chase in accordance with its terms.

                                       Very truly yours,


                                       CHEVY CHASE BANK, F.S.B.



                                       By:
                                          --------------------------------------
                                            Name:  Mark A. Holles
                                            Title: Vice President



CONFIRMED AND ACCEPTED, as of the
date first above written:



By:  SMITH BARNEY INC.,
     as Representative of the
     several Underwriters listed
     on Schedule I hereto



By:
   -----------------------------
     Name:
     Title:

                                   Schedule 1

                                  Underwriting


                                           Principal        Proceeds to
Underwriter          Purchase Price         Amount          Chevy Chase*
-----------          --------------        ---------        ------------
Smith Barney Inc.      99.618750%         $47,500,000      $47,318,906.25
Credit Suisse          99.618750%          47,500,000       47,318,906.25
                                          -----------      --------------
  First Boston


        TOTAL                             $95,000,000      $94,637,812.50
                                          ===========      ==============


*    Price excludes accrued interest.